Exhibit 99.1

Press release dated on January 12, 2010

Hartcourt Companies, Inc. Continues Optimistic on Chinese Vocational Education Market

    SHANGHAI, Jan. 12 /PRNewswire-Asia-FirstCall/ -- The Hartcourt Companies, Inc. (OTC Bulletin Board: HRCT; Frankfurt 900009) ("Hartcourt" or "the Company"), a growing provider of vocational education and technical training services in the People's Republic of China ("PRC"), today announced that it remains optimistic on China's vocational education market.

    China's education and training market is an emerging industry. In particular, China's vocational education market has great potential. China's education market is growing rapidly due to sustained development and the increased importance placed on higher and professional education. With greater amounts of disposable income, Chinese families are spending an ever-higher percentage of their disposable income on education. Chinese families' focused attention to education definitely provides a good opportunity for China's vocational education industry as people continue to seek advanced skills and professional licenses and certifications.

    In addition, China has been pumping out more college graduates every year. In 2007, the number of China's college graduates jumped to 4.79 million from 2.50 million in 2004, which tremendously increases employment pressure; meanwhile, quite a few companies are still short of qualified talents. Such an imbalance between supply and demand generates a huge demand for a post-college education. A continuous rise in the number of people pursuing bachelor and master degrees and a sustained expansion of college enrollment offer an enormous market for education and training. (Resource: ResearchInChina)

    As an education resources provider and operator, Hartcourt has provided its educational services through three channels: a large educational online portal, educational software and media, and education and vocational training centres. The company's management strongly believes the great potentials in the vocational education market and wants to take this opportunity to develop the business.

    About KingWeet International Ltd. After Market Support (KingWeet AMS)

    KingWeet AMS is a financial marketing firm specializing in creating liquidity for publicly traded stocks and a wholly owned subsidiary of Keating International Ltd. KingWeet AMS is uniquely positioned to provide an outsourced, high-level investor relations solution that combines in-depth understanding of China's corporate culture and economic scene with a direct pipeline into the leading funds and broker-dealers in the United States. KingWeet AMS is a global, full-service investor relations agency with corporate headquarters in Hong Kong, and offices in New York, Hong Kong and Shanghai. For more information, contact KingWeet AMS.

    About Hartcourt Companies, Inc.

    Founded in 1983, Hartcourt is a U.S. corporation with subsidiaries in China and other jurisdictions. Hartcourt moved its headquarters to Shanghai, China in 2002. In August 2006, Hartcourt changed its business model to focus on the education market in China. From May 2007 to October 2008, Hartcourt completed the acquisition of China Princely Education Technology Development Company Limited, an authorized accrediting organization for China vocational education located in Beijing, PRC sixty percent of the outstanding equity of Beijing Yanyuan Rapido Education Company, a well-known training institution in China and sixty percent of the outstanding equity of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy.

    Forward-looking Statements

    The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.  The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2008 Form

10-K filed with the Securities and Exchange Commission on May 13, 2009.

    For more information, please contact:

    Hartcourt Companies, Inc.
     Ms. Amanda Zhang, Vice President
     Phone: +86-21-5208-0268
     Email: ir@hartcourt.com

    KingWeet International Ltd. | AMS
     Ms. Chris Chang, President
     Phone: +1-800-852-0954
     Email: chris@kingweet.com

SOURCE  Hartcourt Companies, Inc.